EXHIBIT 1

AMENDED AND RESTATED JOINT FILING AGREEMENT

THIS AMENDED AND RESTATED JOINT FILING AGREEMENT (this “Agreement”), dated as of the 26th day of January, 2011, by and among the Black Family 1997 Trust (the “1997 Trust”), the Leon D. Black Trust UAD 11/30/92 FBO Alexander Black (the “Alexander Trust”), the Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black (the “Benjamin Trust”), the Leon D. Black Trust UAD 11/30/92 FBO Joshua Black (the “Joshua Trust”), the Leon D. Black Trust UAD 11/30/92 FBO Victoria Black (the “Victoria Trust”), Leon D. Black, John J. Hannan, Richard S. Ressler and Orchard Investments, LLC (collectively, the “Joint Filers”).

WHEREAS, in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the 1997 Trust, the Alexander Trust, the Benjamin Trust, the Joshua Trust and the Victoria Trust, Leon D. Black and John J. Hannan (collectively, the “Original Filers”) entered into that certain Joint Filing Agreement dated as of September 24, 2004 (the “Original Agreement”) for purposes of filing a Schedule 13D on September 24, 2004 with the Securities and Exchange Commission (the “SEC”);

WHEREAS, the parties hereto desire to amend and restate the Original Agreement pursuant to the requirements of Rule 13-1(k)(1) under the Exchange Act such that each of Richard S. Ressler and Orchard Investments, LLC may, along with the Original Filers, effect a single joint filing on Schedule 13D;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Original Agreement is hereby amended and restated in its entirety as follows:

1.           The Schedule 13D with respect to the Common Stock, par value $.001 per share, of Environmental Solutions Worldwide, Inc., to which this Joint Filing Agreement is an exhibit (the “Schedule 13D”), is filed on behalf of each of the Joint Filers.

2.           Each of the Joint Filers is eligible to use the Schedule 13D for the filing of information therein.

3.           Each of the Joint Filers is responsible for the timely filing of Schedule 13D and any amendments thereto; and for the completeness and accuracy of the information concerning such person contained therein; provided, that each such Joint Filer is not responsible for the completeness or accuracy of the information concerning the other Joint Filers making the filing.

4.           Each Joint Filer agrees and acknowledges that any person or persons authorized to receive notices and communications, as so designated on the cover page of the Schedule 13D, shall not be deemed or inferred to be the legal counsel(s) or representative(s) of any Joint Filer on such basis alone.

5.           This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Joint Filing Agreement to be duly executed and delivered as of the date first above written.

Date: January 26, 2011
BLACK FAMILY 1997 TRUST

By: /s/ John J. Hannan
Name: John J. Hannan
Title: Trustee

Date January 26, 2011
LEON D. BLACK TRUST UAD 11/30/92 FBO ALEXANDER BLACK

By: /s/ John J. Hannan
Name: John J. Hannan
Title: Trustee

Date: January 26, 2011
LEON D. BLACK TRUST UAD 11/30/92 FBO BENJAMIN BLACK

By: /s/ John J. Hannan
Name: John J. Hannan
Title: Trustee

Date: January 26, 2011
LEON D. BLACK TRUST UAD 11/30/92 FBO JOSHUA BLACK

By: /s/ John J. Hannan
Name: John J. Hannan
Title: Trustee

Date: January 26, 2011
LEON D. BLACK TRUST UAD 11/30/92 FBO VICTORIA BLACK

By: /s/ John J. Hannan
Name: John J. Hannan
Title: Trustee

Date: January 26, 2011
LEON D. BLACK

By: /s/ Leon D. Black
Name: Leon D. Black

Date: January 26, 2011
JOHN J. HANNAN

By: /s/ John J. Hannan
Name: John J. Hannan

Date: January 26, 2011
RICHARD S. RESSLER

By: /s/ Richard  S. Ressler
Name: Richard S. Ressler

Date: January 26, 2011
ORCHARD INVESTMENTS, LLC

By: ORCHARD CAPITAL CORP.,
   ITS MANAGER

By: /s/ Richard S. Ressler
Name: Richard S. Ressler
Title: President